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EXHIBIT 11

                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                        COMPUTATION OF EARNINGS PER SHARE
         THREE-MONTH AND SIX-MONTH PERIODS ENDED JUNE 30, 2004 AND 2003

Earnings (loss) net of dividends paid (undistributed earnings) are allocated equally per share to weighted average Class A shares, as adjusted for the dilutive effect of stock options using the treasury stock method, and weighted average Class B shares outstanding during the year. Earnings (loss) per Class A and Class B common share were computed, as shown in the table below, by adding dividends paid per Class A and Class B common share (distributed earnings) to undistributed earnings. The following table sets forth the computation of basic and diluted earnings per share:

                                                                    THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                        JUNE 30                         JUNE 30
                                                                  2004           2003            2004            2003
                                                               -----------    -----------     -----------     -----------
Numerator for basic and diluted earnings per share:
 Net earnings (loss)                                           $    22,153    $  (238,829)    $   (72,897)    $  (598,419)
  Less dividends paid:
   Class A common                                                       --             --              --              --
   Class B common                                                       --             --              --              --
                                                               -----------    -----------     -----------     -----------
Undistributed earnings (loss)                                  $    22,153    $  (238,829)    $   (72,897)    $  (598,419)

Denominator for basic and diluted earnings per share:
 Weighted average shares:
  Class A common                                                 2,009,149      2,009,149       2,009,149       2,009,149
  Class B common                                                   499,998        499,998         499,998         499,998
                                                               -----------    -----------     -----------     -----------
Total                                                            2,509,147      2,509,147       2,509,147       2,509,147

Calculation of basic and diluted earnings (loss) per share:
 Class A common:
  Distributed earnings                                         $        --    $        --     $        --     $        --
  Undistributed earnings (loss)                                       0.01          (0.10)          (0.03)          (0.24)
                                                               -----------    -----------     -----------     -----------
Basic and diluted earnings
 (loss) per share                                              $      0.01    $     (0.10)    $     (0.03)    $     (0.24)

 Class B common:
  Distributed earnings                                         $        --    $        --     $        --     $        --
  Undistributed earnings (loss)                                       0.01          (0.10)          (0.03)          (0.24)
                                                               -----------    -----------     -----------     -----------
Basic and diluted earnings
 (loss) per share                                              $      0.01    $     (0.10)    $     (0.03)    $     (0.24)
                                                               -----------    -----------     -----------     -----------

Options to purchase shares of Class A common stock under the Company's Nonqualified Stock Option Plan were outstanding during the three-month and six-month periods ended June 30, 2004 and 2003. However, these shares were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and, therefore, the effect would be antidilutive. The number of shares excluded from the computation were 198,800 for the 2004 periods and 210,300 for the 2003 periods.

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